UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2017

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34736	20-3533152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Senior Notes

As previously disclosed, on September 15, 2017, SemGroup Corporation (the “Company,” “we,” “our” or “us”) entered into a purchase agreement with certain of the Company’s wholly-owned subsidiaries, as guarantors (the “Guarantors”), and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which, on September 20, 2017, we issued and sold to the Initial Purchasers (the “Offering”) $300 million in aggregate principal amount of the Company’s 7.25% senior unsecured notes due 2026 (the “Notes”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S of the Securities Act.

The Notes were issued under an indenture (the “Indenture”) entered into on September 20, 2017 by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by our existing subsidiaries that guarantee our revolving credit facility. Interest on the Notes accrues at a rate of 7.25% per annum and is payable in cash semi-annually on March 15 and September 15 of each year, commencing on March 15, 2018. The Notes will mature on March 15, 2026.

Prior to March 15, 2021, we may redeem the Notes, in whole or in part, at any time at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but not including, the redemption date and a “make-whole premium.” Additionally, from time to time before September 15, 2020, we may choose to redeem up to 35% of the original principal amount of the Notes at a redemption price equal to 107.250% of the face amount thereof plus accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds that we raise in one or more equity offerings. On or after March 15, 2021, we may redeem the Notes, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon to, but not including, the redemption date if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2021	103.625%
2022	101.813%
2023 and thereafter	100.000%

Upon the occurrence of a change of control triggering event, as defined in the Indenture, each holder of the Notes will have the right to require the Company to repurchase some or all of such holder’s Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the repurchase date.

The Indenture contains customary covenants restricting our ability and the ability of our restricted subsidiaries to: (i) incur additional indebtedness or issue certain preferred shares; (ii) pay dividends and make certain distributions, investments and other restricted payments; (iii) create certain liens; (iv) sell assets; (v) enter into transactions with affiliates; (vi) enter into sale and lease-back transactions; (vii) merge, consolidate, sell or otherwise dispose of all or substantially all of our assets; and (viii) designate our subsidiaries as unrestricted subsidiaries under the Indenture. These covenants are subject to a number of important limitations and exceptions, including certain provisions permitting us, subject to the satisfaction of certain conditions, to transfer assets to certain of our unrestricted subsidiaries. Moreover, if the Notes receive an investment grade rating from Standard and Poor’s or Moody’s Investors Service and no default has occurred and is continuing under the Indenture, many of the covenants in the Indenture will be terminated. The Indenture also contains customary events of default. Upon an event of default under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable.

The foregoing description of the Indenture is not complete and is subject to and qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the closing of the Offering, on September 20, 2017, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers. Under the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes and the related guarantees for registered notes and guarantees that have substantially identical terms as the Notes and related guarantees within 365 days after the original issuance of the Notes. In certain circumstances, the Company and the Guarantors may be required to file a shelf registration statement to cover resales of the Notes. We are required to pay additional interest on the Notes if we fail to comply with our obligations to register the Notes and related guarantees within the specified time periods.

The foregoing description of the Registration Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Relationships

Certain of the Initial Purchasers, or their respective affiliates, are lenders and/or agents under our revolving credit facility and receive customary fees and expense reimbursement in connection therewith. The Initial Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth or incorporated by reference under Item 1.01 is incorporated in its entirety by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1*	Indenture (and form of 7.25% Senior Note due 2026 attached as Exhibit 1 thereto), dated as of September 20, 2017, by and among SemGroup Corporation, certain of its wholly-owned subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee.

4.2*	Registration Rights Agreement, dated as of September 20, 2017, by and among SemGroup Corporation, certain of its wholly-owned subsidiaries and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers (as defined therein).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION
Date: September 21, 2017
	By:	/s/ William H. Gault
William H. Gault
Corporate Secretary

4